UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2018

SPERO THERAPEUTICS, INC.

(Exact Name of registrant as specified in its charter)

Delaware	001-38266	46-4590683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Massachusetts Avenue, 14th Floor

Cambridge, Massachusetts 02139

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (857) 242-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2018, Mr. Vikas Goyal, a member of the Board of Directors (the “Board”) of Spero Therapeutics, Inc. (the “Company”), gave notice of his decision to retire from the Board and the Audit Committee of the Board on which he serves, effective as of February 1, 2018, upon the appointment of his successor as described below. Mr. Goyal’s decision to resign from the Board is not a result of any disagreement with the Company or the Board.

On February 1, 2018, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, appointed David P. Southwell to the Board to serve as a Class I Director for the remainder of the Class I term, which is up for reelection at the Company’s 2018 annual meeting of stockholders. The Board also appointed him to serve as a member of the Audit Committee of the Board.

Mr. Southwell served as President and Chief Executive Officer and a member of the board of directors of Inotek Pharmaceuticals Corporation, a biopharmaceutical company, from July 2014 until its merger with Rocket Pharmaceuticals, Ltd. in January 2018. From March 2010 to September 2012, Mr. Southwell served as the Executive Vice President and Chief Financial Officer, and from 2008 to 2010 served as a member of the board of directors, of Human Genome Sciences, Inc., a biopharmaceutical company. Prior to joining Human Genome Sciences, he served as Executive Vice President and Chief Financial Officer of Sepracor, Inc., a research-based pharmaceutical company, from June 1994 to March 2008, and as Sepracor’s Senior Vice President and Chief Financial Officer, from 1994 to 1995. From August 1988 until 1994 and previously from July 1984 until July 1986, Mr. Southwell was associated with Lehman Brothers Inc., a securities firm, in various positions within the investment banking division.

In addition to the directorships described above, Mr. Southwell has been a director of PTC Therapeutics, Inc., a biopharmaceutical company, since 2005 and is currently serving on its Audit and Compensation committees. During 2016 Mr. Southwell served as a director of inVentiv Health, Inc., a contract research organization prior to its recapitalization in late 2016. From 2007 to 2016, Mr. Southwell served on the board of directors of THL Credit, Inc., a Nasdaq-listed business development company under the Investment Company Act of 1940.

Mr. Southwell received a B.A. from Rice University and an M.B.A. from the Tuck School of Business at Dartmouth College, where he currently serves as a member of the Board of Overseers.

The Board has affirmatively determined that Mr. Southwell is an independent director pursuant to Nasdaq’s governance listing standards and those rules and regulations issued pursuant to the Securities Exchange Act of 1934, as amended. There are no arrangements or understandings between Mr. Southwell and any other person pursuant to which Mr. Southwell was appointed as a director. There are no transactions to which the Company is a party and in which Mr. Southwell has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Mr. Southwell has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.

Mr. Southwell will be entitled to the standard compensation paid by the Company to all of its non-employee directors under the Company’s Non-Employee Director Compensation Policy (pro-rated as applicable to reflect the actual time Mr. Southwell will serve on the Company’s Board for the year), a copy of which is filed as Exhibit 10.20 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-220858), filed by the Company on October 23, 2017.

Mr. Southwell will also enter into an indemnification agreement on the form the Company has entered into with its other non-employee directors, which form is filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-220858) filed by the Company on October 6, 2017 and is incorporated herein by reference.

A copy of our press release announcing Mr. Southwell’s appointment to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated February 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPERO THERAPEUTICS, INC.

Date: February 1, 2018	By:	/s/ Ankit Mahadevia
	Name:	Ankit Mahadevia, M.D.
	Title:	Chief Executive Officer and President